MAIDEN HOLDINGS, LTD

Forward Looking Statements

This presentation contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, ability to renew GMAC RE business, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. More information about these risks and other risks relating to the Company and its business is set forth under "Risk Factors" in the Company's Prospectus filed with the SEC on May 6, 2008. The Company undertakes no obligation to publicly update any forward-looking statements.

Reg. D Private Placement Transaction Overview

Issuer:	Maiden Holdings North America, Inc.
Security:	Trust preferred securities
Face Value:	\$260.0 MM Founders purchasing at least a majority and backstopping remainder of transaction
Minimum Investment:	\$10,004,500
Maturity:	2039 (30 years)
Interest Rate:	14.0%
Interest Payments:	Payable quarterly
Parent Guarantee:	Maiden Holdings, Ltd. providing subordinated guarantee
Optional Redemption Features:	Callable at 114% of principal amount plus accrued and unpaid interest from issuance until 2014 Callable at par after 2014 plus accrued and unpaid interest
Common Stock:	11.7 MM shares
Registration Statement for Common Stock:	Commercially reasonable efforts to file by April 15, 2009
Use of Proceeds:	Support growth and expansion of North American business from GMAC RE
Sole Placement Agent:	Friedman, Billings, Ramsey & Co., Inc.
Week of Pricing:	January 12th, 2009

About Maiden Holdings

- Bermuda-based specialty reinsurer
  - NASDAQ ticker symbol “MHLD”
  - “A-” rating from A.M. Best
- Focus on reinsurance products and solutions for regional and specialty insurance companies
- Business focus
  - Quota share agreement with AmTrust Financial Services
  - Reinsurance for regional and specialty property-casualty insurance companies
  - Strategic growth opportunities
- Emphasis on predictable and low severity risks
- Target return on equity in excess of 15% with low volatility

GMAC RE Acquisition Rationale

- Closed the acquisition of GMAC RE on November 3rd
  - Purchase price of approximately $100 million
  - Acquired 2 US-based insurance companies (GMAC Direct and Integon Specialty), subject to regulatory approval
  - Acquired operating facilities, systems and 120 employees
  - Approximately $550 million book of annualized premium in non-cat reinsurance business
  - Assumed loss reserves of approximately $750 million
  - Unearned premium transfer of $200 million
  - Assumed cash and investments of approximately $1 billion

- Portfolio and platform developed over 25 years
  - Strong relationships with U.S. regional clients
  - High client retention rates
  - Excellent underwriting, actuarial and risk management platform
  - Strong operating and profitable underwriting performance

- Accelerated Maiden's operating plan and portfolio while maintaining the core AmTrust business

- Positions Maiden with efficient platform to continue business growth

Maiden Corporate Structure


Maiden Holdings, Ltd. (BDA)
Maiden Holdings North America, Inc. (US)
Maiden Insurance Company, Ltd. (BDA)
Maiden Re Insurance Services, LLC (Managing General Agent)
GMAC Direct Insurance Company[1]
Integon Specialty Insurance Company[1,2]

1. Names to be changed
2. Pending regulatory approval

Business Overview

Gross Premiums Written	
9 months 2008	$386.9 Million
2009E	$1.2 Billion

Segments	Product Lines	Business Mix
• AmTrust Quota Share	• Small commercial, warranty and specialty middle market	42%
• Treaty	• Auto, homeowners', commercial multi-peril and workers' comp	37%
• Accident & Health	• Medical stop loss and personal accident	10%
• Specialty	• Commercial auto and workers' comp	8%
• Strategic Risk Specialists – Real estate, Manufacturing, Service	• Excess property	3%

TYPICALLY NOT A PRIMARY FOCUS FOR LARGE GLOBAL REINSURERS

The New Maiden Holdings

- Maiden has accelerated its operating plan by acquiring the GMAC RE platform and existing portfolio while maintaining the core AmTrust portfolio
  - Assumption of existing portfolio should generate premiums of approximately $1 billion, strengthening earnings
  - Market and client reaction strong to date, which should position the company for continued profitable growth
    - 1/1 premium renewal season developing as planned
  - Going forward business is expected to generate in excess of $1 billion of revenue with a targeted combined ratio of 96% or better
  - Maiden should be well positioned as a significant global specialty reinsurer with expanding footprint and client base
- Targeted returns on equity in excess of 15% with low volatility expected

Initial Estimated 2009 Financial Results

Estimated Financial Summary	2009E
Premiums Written	$1.2 Billion
Earned Premiums	$950 Million
Net Underwriting Profit	$38.0 Million
Net Investment Income	$110.0 Million
Interest Expense	$36.4 Million
Pre-Tax Net Income	$111.6 Million
Effective Tax Rate	5.0%
Net Income	$106.0 Million

ROE Drivers

2009E ROE Drivers	Targeted Ranges	
Loss Ratio	65.0%	65.0%
Expense Ratio	31.0%	31.0%
Combined Ratio	**96.0%**	**96.0%**
Underwriting Profit	4.0%	4.0%
Operating Leverage (NPE / Avg. Equity)	1.70x	2.00x
ROE From Underwriting	**6.8%**	**8.0%**
Investment Yield	4.5%	5.5%
Investment Leverage (Cash & Investments / Avg. Equity)	3.25x	3.60x
ROE From Investing	**14.6%**	**19.8%**
Interest Rate on Debt	-14.0%	-14.0%
Financial Leverage (Debt / Avg. Equity)	0.40x	0.48x
ROE Impact From Debt	**-5.6%**	**-6.7%**
Pre-Tax ROE	**15.8%**	**21.1%**
Effective Tax Rate	5.0%	5.0%
After-Tax ROE	**15.0%**	**20.0%**

Investment Portfolio

- Net investments as of 9/30 plus assets received - $1.7 Billion[1]
- 78% of fixed maturities are AAA, US Government and Agencies
- Strong liquidity – over $400 million of cash and cash equivalents
- Corporate fixed maturities are 22% of fixed maturities
- 93% of corporate fixed maturities are A rated or better


Cash and Cash Equivalents 25%
Fixed Maturities 75%

1. Proforma for GMAC RE Acquisition

MAIDEN HOLDINGS, LTD